UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     September 4, 2015

West Marine, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

500 Westridge Drive
Watsonville, California 95076
(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeffrey L. Lasher as Chief Financial Officer, Executive Vice President – Finance and Assistant Secretary

On September 4, 2015, after conducting a search, upon the recommendation of its Nomination and Governance Committee, the Board of Directors (“Board”) of West Marine, Inc. (the “Company”) appointed Jeffrey L. Lasher as Chief Financial Officer (“CFO”), Executive Vice President – Finance and Assistant Secretary Mr. Lasher is expected to assume his position with the Company on or about November 7, 2015 (“Start Date”), following the completion of his transition services for his prior employer, Crocs, Inc. As CFO, the Board also designated Mr. Lasher as the Company’s Principal Financial Officer, replacing Deborah Ajeska, the Company’s Divisional Vice President and Controller, who was appointed as the Principal Financial Officer on an interim basis during the CFO search process. Concurrent with Mr. Lasher’s appointment, the Board also designated Mr. Lasher as an “executive officer” within the meaning of Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as an “officer” for purposes of Section 16 of the Exchange Act.

Since April 2011, Mr. Lasher (age 51) has served as Senior Vice President and CFO for Crocs, Inc., a multi-national designer, marketer, retailer, and manufacturer of casual footwear. In that role, Mr. Lasher’s responsibilities included oversight of all aspects of global finance, financial planning and strategy, accounting and control, income tax, treasury and risk management, financial systems, internal audit and compliance, management reporting, investor relations and business analysis functions. Mr. Lasher will continue to provide advisory services to Crocs to ensure an orderly transition to his successor, which services are expected to be completed on or about November 7, 2015. Mr. Lasher was named CFO in April 2011, after serving as Crocs’ Principal Accounting Officer and Interim Principal Financial Officer. Mr. Lasher additionally served as Crocs’ Corporate Controller and Chief Accounting Officer from June 2009 to April 2011. Prior to joining Crocs, Mr. Lasher held various finance and business leadership positions at Ford Motor Company, AutoNation, Inc. and Corporate Express, Inc., a publicly-held business supplies and equipment company which was acquired by Staples, Inc. Mr. Lasher holds a Bachelor’s of Science degree from the University of Alabama and a Master of Business Administration degree from Pennsylvania State University.

Compensation Arrangements for Jeffrey L. Lasher

Under the terms of his offer letter, Mr. Lasher will receive an annual base salary of $420,000 and a one-time sign-on bonus of $ 136,154. In addition, consistent with that of other Company executive vice-presidents, Mr. Lasher’s target bonus will be up to 60% of his annual base salary, with the actual amount of any bonus determined on a sliding scale, depending on the Company’s financial performance.

Mr. Lasher also will receive a grant of 22,000 time-vested restricted stock units (“RSUs”) that will vest over a three-year period at 33%, 33% and 34%, respectively, on each anniversary following the grant date. In addition, Mr. Lasher will be granted the right to receive performance-vested RSUs (“PVUs”) based on the Company’s performance against its Return on Invested Capital goal for the fiscal 2015 performance period. The range of potential PVUs he may earn ranges as follows (with the actual number interpolated on a straight-line basis if the results are between threshold and maximum performance payout percentages):

Performance Level	Number of PVUs	ROIC Performance Goal %	Resulting Payout % Earned
Below Threshold	0	Under 5.05%	0%
Threshold	2,750	5.05%	50%
Target	5,500	5.73%	100%
Maximum	8,250	6.50%	150%

Assuming the threshold is met, the PVUs also will vest over a three-year period at 33%, 33% and 34%, respectively, on each anniversary of the grant date. The RSUs and PVUs referenced above will be granted on the 10th business day of the calendar month following Mr. Lasher’s Start Date, per the terms of the Company’s Omnibus Equity Incentive Plan and its Equity Award Grant Policy.

The Company also has agreed to reimburse Mr. Lasher reasonable expenses incurred in connection with his family’s relocation from Colorado to the greater Watsonville, California area, as well as a one-time, lump-sum payment of $10,000 to cover incidentals incurred throughout the course of relocation.

Under the terms of the Company’s Executive Officer Severance Plan, in the event Mr. Lasher is terminated without “cause” or resigns for “good reason”, Mr. Lasher is entitled to: continued payment of his annual salary for a period of 35 to 52 weeks from such termination, depending on his tenure with the Company (subject to a modification in the schedule of payments if necessary to comply with Internal Revenue Service deferred compensation rules and further subject to a reduction in the cash portion equal to the difference between the severance amount payable by the Company and any amounts he earns or is paid from future employment or consulting arrangements during the severance terms); and, if such termination occurs during the second half of a fiscal year, Mr. Lasher would be eligible to receive a pro-rated annual bonus for that year.

The foregoing is a summary of the material terms of the offer letter. As a summary, it does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the letter that is filed with this report as Exhibit 10.1.

Additionally, the Company and Mr. Lasher will enter into a confidentiality and non-solicitation agreement, and the Board approved entering into our standard indemnification agreement with Mr. Lasher, each effective as of his Start Date. Under these agreements, Mr. Lasher will be required to keep certain Company information confidential and to not interfere with any of our relationships with employees, independent contractors, customers and suppliers during his term of employment and for two years thereafter, and the Company will be required to indemnify Mr. Lasher against certain claims that may arise in connection with his employment.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	Exhibits:

10.1	Offer Letter, dated September 4, 2015, between West Marine, Inc. and Jeffrey Lasher.*

10.2	Form of Indemnification Agreement between West Marine, Inc. and its directors and officers (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 2002).*

10.3	Form of Confidentiality and Non-Solicitation Agreement (incorporated by reference to Exhibit 10.2 to the Company's Current report on Form 8-K filed on May 16, 2012).*

10.4	West Marine, Inc. Executive Officer Severence Plan dated March 16, 2011, as amended on December 5, 2013 (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on December 6, 2013).*

10.5	Policy Regarding Repayment or Forfeiture of Certain Compensation ("Clawback Policy") (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on December 6, 2013).*
________________________________
           *Management compensatory plan or arrangement within the meaning of Item 601(b)(10)(iii) of Regulation S-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: September 8, 2015	By:	/s/ Pamela J. Fields
Pamela J. Fields, Secretary